UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report




         Pursuant to section 13 or 15(d) of the Securities Act of 1934.

      Date of report (Date of earliest event reported): September 24, 2001




                       Commission file number : 333-39208

                       COL China Online International Inc.

             (Exact name of registrant as specified in its charter)




Delaware                                                  52-2224845
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)




                             3177 South Parker Road
                             Aurora, Colorado 80014
              (Address and zip code of principal executive offices)

                                 (303) 695-8530
              (Registrant's telephone number, including area code)

ITEM 2 : ACQUISITION OR DISPOSITION OF ASSETS

         On September 24, 2001, the Registrant closed the transactions contemplated by a stock exchange agreement (the "Exchange Agreement") between the Registrant and Migration Developments Limited ("Migration"). Pursuant to the Exchange Agreement, the Registrant exchanged an aggregate of 40,200,000 shares of its $.001 par value common stock with the two stockholders of Migration, resulting in the Registrant's owning all the outstanding common stock of Migration. The two former stockholders of Migration now together own approximately 80 percent of the Registrant's common stock.

         As a result of the acquisition of Migration, our operations and assets consist of the engineering and internet-related business of Migration, which is carried out in China through Migration's 90 percent ownership of a Sino-foreign joint venture and Migration's 70 percent ownership of an additional entity.

         A copy of the Exchange Agreement can be found as Exhibit 2.1 to the Registrant's Registration Statement on Form SB-2 which was filed with the Securities And Exchange Commission (the "Commission") on June 13, 2000, File No. 333-39208. A description of the transactions consummated pursuant to the Exchange Agreement previously was reported in the post-effective amendment to the Registrant's Registration Statement on Form SB-2, which amendment was filed with the Commission on March 12, 2001. Documents filed by the Registrant with the Commission can be found on the Commission's website at www.sec.gov.

ITEM 7 : FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         a) Financial Statements - The financial statements of Migration are being filed herewith commencing on page F-1.

         b) Proforma financial information - The proforma financial information is being filed herewith commencing on page F-19.

         c) Exhibit 10.1 - Stock Exchange Agreement between the Registrant and Migration. *


* Incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form SB-2 which was filed with Commission on June 13, 2000, File No. 333-39208.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COL China Online International Inc.


Date:  January 28, 2002
                                             By: /s/ Brian M. Power
                                             -----------------------------------
                                             Brian M. Power
                                             Chief Executive Officer

                          Index to Financial Statements




Migration Developments Limited

Independent Auditors' Report                                               F-1

Consolidated Balance Sheets as of June 30, 2001 and 2000                   F-2

Consolidated Statements of Operations for the year ended
    June 30, 2001, eleven months ended June 30, 2000 and
    year ended July 31, 1999                                               F-3

Consolidated Statements of Stockholders' Deficiency for
    the period from August 1, 1998 through June 30, 2001                   F-4

Consolidated Statements of Cash Flows for the year ended
    June 30, 2001, eleven months ended June 30, 2000 and
    year ended July 31, 1999                                               F-5

Notes to Consolidated Financial Statements                                 F-6



COL China Online International Inc. and Migration Developments Limited

Introduction                                                               F-19

Pro Forma Combined, Condensed Consolidated Balance Sheet
    as of June 30, 2001 (unaudited)                                        F-20

Pro Forma Combined, Condensed Consolidated Statement of
    Operations for the year ended June 30, 2001 (unaudited)                F-21

Notes to Pro Forma Combined, Condensed Financial
    Information (unaudited)                                                F-22

INDEPENDENT AUDITORS' REPORT



The Stockholders and Directors
Migration Developments Limited
British Virgin Islands


We have audited the accompanying consolidated balance sheets of Migration Developments Limited as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended June 30, 2001, the eleven months ended June 30, 2000 and the year ended July 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Migration Developments Limited as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the year ended June 30, 2001, the eleven months ended June 30, 2000 and the year ended July 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's ability to continue as a going concern is dependent upon several factors, including, but not limited to, continued financial support by the major stockholder, raising additional capital, increasing revenue, and achieving and maintaining profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.







/s/ Moores Rowland
------------------
Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong,
October 12, 2001


MIGRATION DEVELOPMENTS LIMITED

CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------


                                                                          JUNE 30,
                                                                            2000              JUNE 30, 2001
                                                                        -----------    --------------------------
                                                                           (Rmb)          (Rmb)          (US$)
                                                                                                  (Illustrative Only)
                         ASSETS
                         ------
CURRENT ASSETS:
    Cash                                                                    661,002      1,858,434        224,503
    Accounts receivable, with no allowance for doubtful accounts            176,740        231,487         27,964
    Inventories                                                                --           45,000          5,436
    Prepaid expense and other receivables                                   180,771        184,779         22,322
    Due from minority stockholders                                           83,273        136,967         16,546
                                                                        -----------    -----------    -----------

             Total current assets                                         1,101,786      2,456,667        296,771

PROPERTY, OFFICE SPACE AND EQUIPMENT, net of accumulated
    depreciation of Rmb5,077,837 and Rmb9,745,641
    (US$1,177,294), respectively                                         13,069,371      9,847,085      1,189,548

OTHER ASSETS:
    Advance on Construction Net                                           1,020,000           --             --
    Intangibles, net of accumulated amortization and impairment of
         Rmb2,000,004 and Rmb10,000,000 (US$1,208,021), respectively      7,999,996           --             --
    Goodwill, net of accumulated amortization and impairment of
         Rmb1,159,920 (US$140,121)                                             --             --             --
                                                                        -----------    -----------    -----------

             Total other assets                                           9,019,996           --             --
                                                                        -----------    -----------    -----------

TOTAL ASSETS                                                             23,191,153     12,303,752      1,486,319
                                                                        ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

CURRENT LIABILITIES:
    Current portion of mortgage loans payable                             1,552,208        313,271         37,844
    Accounts payable and accrued expenses                                 1,301,827      1,497,373        180,886
    Billings in excess of costs and estimated earnings on uncompleted
         contracts                                                             --           86,265         10,421
    Taxes payable                                                           149,348        175,693         21,224
    Payable - COL International                                             152,481        202,149         24,420
                                                                        -----------    -----------    -----------

             Total current liabilities                                    3,155,864      2,274,751        274,795

NOTES PAYABLE:
    Majority Stockholder                                                 31,111,674     39,585,464      4,782,008
    Mortgage loans payable - net of current portion                         232,792      1,191,141        143,892
                                                                        -----------    -----------    -----------

             Total notes payable                                         31,344,466     40,776,605      4,925,900

MINORITY INTEREST IN SUBSIDIARIES                                              --             --             --

COMMITMENTS AND CONTINGENCIES  (Note 10)

STOCKHOLDERS' DEFICIENCY:
    Common stock, $1.00 (US$) par value, 50,000 shares authorized,
         issued and outstanding                                             413,850        413,850         50,000
    Accumulated deficit                                                 (11,723,027)   (31,161,454)    (3,764,376)
                                                                        -----------    -----------    -----------

             Total stockholders' deficiency                             (11,309,177)   (30,747,604)    (3,714,376)
                                                                        -----------    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                           23,191,153     12,303,752      1,486,319
                                                                        ===========    ===========    ===========


                       See accompanying notes to these consolidated financial statements

                                                     F-2

MIGRATION DEVELOPMENTS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------


                                    FOR THE YEAR  FOR THE ELEVEN
                                     ENDED JULY    MONTHS ENDED        FOR THE YEAR ENDED
                                      31, 1999     JUNE 30, 2000          JUNE 30, 2001
                                     -----------    -----------    --------------------------
                                        (Rmb)          (Rmb)          (Rmb)          (US$)
                                                                              (Illustrative Only)
NET REVENUES:
    Computer network installations     1,355,814      1,204,804        784,598         94,781
    Transaction fee                         --             --           43,072          5,203
    Business services revenue               --             --            1,303            157
    Marketing fees, minority
       stockholder                        83,630        353,923        290,100         35,045
                                     -----------    -----------    -----------    -----------

         Total revenues                1,439,444      1,558,727      1,119,073        135,186

COST OF SALES:
    Computer network installations       341,085        402,325        801,812         96,861
    Transaction costs                       --             --           29,800          3,600
    Business services costs                 --             --              540             65
    Communication costs                  276,634        499,834        579,724         70,032
                                     -----------    -----------    -----------    -----------

                                         617,719        902,159      1,411,876        170,558
                                     -----------    -----------    -----------    -----------

    Gross Margin                         821,725        656,568       (292,803)       (35,372)

OPERATING EXPENSES:
    Research and development             154,564        299,153           --             --
    Impairment                              --             --        6,947,260        839,244
    General and administrative         2,409,948      4,226,600      5,779,030        698,124
    Amortization and depreciation      1,340,754      5,770,301      6,880,460        831,175
                                     -----------    -----------    -----------    -----------

         Total operating expenses      3,905,266     10,296,054     19,606,750      2,368,543
                                     -----------    -----------    -----------    -----------

OPERATING LOSS                        (3,083,541)    (9,639,486)   (19,899,553)    (2,403,915)

    Other income                            --             --           14,546          1,757
                                     -----------    -----------    -----------    -----------

LOSS BEFORE MINORITY INTEREST         (3,083,541)    (9,639,486)   (19,885,007)    (2,402,158)

    Minority interest                    253,767        746,233        446,580         53,948
                                     -----------    -----------    -----------    -----------

NET LOSS                              (2,829,774)    (8,893,253)   (19,438,427)    (2,348,210)
                                     ===========    ===========    ===========    ===========


               See accompanying notes to these consolidated financial statements

                                              F-3


MIGRATION DEVELOPMENTS LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM AUGUST 1, 1998 THROUGH JUNE 30, 2001
---------------------------------------------------------------------------------


                                 COMMON STOCK
                           -------------------------   ACCUMULATED
                             SHARES        AMOUNT        DEFICIT         TOTAL
                           -----------   -----------   -----------    -----------
                              (Rmb)         (Rmb)         (Rmb)          (Rmb)

BALANCES, August 1, 1998        50,000       413,850          --          413,850

        Net loss                  --            --      (2,829,774)    (2,829,774)

BALANCES, July 31, 1999         50,000       413,850    (2,829,774)    (2,415,924)

        Net loss                  --            --      (8,893,253)    (8,893,253)

BALANCES, June 30, 2000         50,000       413,850   (11,723,027)   (11,309,177)

        Net loss                  --            --     (19,438,427)   (19,438,427)
                           -----------   -----------   -----------    -----------

BALANCES, June 30, 2001         50,000       413,850   (31,161,454)   (30,747,604)
                           ===========   ===========   ===========    ===========





        See accompanying notes to these consolidated financial statements

                                       F-4


MIGRATION DEVELOPMENTS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------


                                                                           FOR THE
                                                         FOR THE YEAR   ELEVEN MONTHS
                                                          ENDED JULY      ENDED JUNE        FOR THE YEAR ENDED
                                                           31, 1999        30, 2000           JUNE 30, 2001
                                                          -----------    -----------    --------------------------
                                                             (Rmb)          (Rmb)          (Rmb)          (US$)
                                                                                                    (Illustrative Only)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                              (2,829,774)    (8,893,253)   (19,438,427)    (2,348,210)
     Adjustments to reconcile net loss to net cash used
      in operating activities:
         Loss on disposal of fixed assets                        --          169,713           --             --
         Minority interest                                   (253,767)      (746,233)      (446,580)       (53,948)
         Depreciation and amortization                      1,340,754      5,770,301      6,880,460        831,175
         Impairment                                              --             --        6,947,260        839,244
         Exchange loss                                        116,539           --             --             --
         Change in operating assets and liabilities:
           Decrease (increase) in:
              Accounts receivables                         (1,407,005)     1,230,265        (54,747)        (6,613)
              Other assets                                   (102,847)       (46,316)        (4,008)          (484)
              Inventories                                        --             --          (45,000)        (5,436)
           Increase (decrease) in:
              Accounts payable and accrued expenses         1,070,592        197,227        195,546         23,623
              Payable - COL International                        --          152,481         49,668          6,000
              Due to a director                                63,000        (63,000)          --             --
              Taxes payable                                    86,198         63,150         26,345          3,183
              Billings in excess of costs and estimated
              earnings on uncompleted contracts                  --             --           86,265         10,421
                                                          -----------    -----------    -----------    -----------

         Net cash used in operating activities             (1,916,310)    (2,165,665)    (5,803,218)      (701,045)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment                                       --       (3,792,451)    (1,303,474)      (157,461)
     Purchase of Construction Net                                --             --         (281,964)       (34,061)
     Other deposits                                              --       (1,020,000)          --             --
                                                          -----------    -----------    -----------    -----------

         Net cash used in investing activities                   --       (4,812,451)    (1,585,438)      (191,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Mortgage loans (repayments)                                 --        1,785,000       (280,588)       (33,895)
     Advances from Majority Stockholder                       873,643     15,977,658      8,473,790      1,023,652
     Minority stockholders interest and advance             1,088,639    (10,171,912)       392,886         47,462
                                                          -----------    -----------    -----------    -----------

         Net cash provided by financing activities          1,962,282      7,590,746      8,586,088      1,037,219
                                                          -----------    -----------    -----------    -----------

NET INCREASE IN CASH                                           45,972        612,630      1,197,432        144,652
                                                          -----------    -----------    -----------    -----------

CASH, beginning of period                                       2,400         48,372        661,002         79,851
                                                          -----------    -----------    -----------    -----------

CASH, end of period                                            48,372        661,002      1,858,434        224,503
                                                          ===========    ===========    ===========    ===========
NON-CASH TRANSACTION:
     Purchase of equipment paid by Majority Stockholder     4,557,684           --             --             --
                                                          ===========    ===========    ===========    ===========

CASH PAID FOR INTEREST                                           --             --           48,757          5,890
                                                          ===========    ===========    ===========    ===========


                        See accompanying notes to these consolidated financial statements

                                                       F-5

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   Nature of Operations and Significant Accounting Policies:
     ---------------------------------------------------------

     Nature of Operations - The consolidated financial statements include the accounts of Migration Developments Limited ("MDL") and its subsidiaries, Shenzhen Rayes Electronic Systems Co., Ltd. ("Joint Venture") and Shanghai Shangyi Science and Trade Information Consulting Co., Ltd. ("Shangyi"). MDL is a British Virgin Islands (BVI) corporation incorporated on May 18, 1998. The Joint Venture is a sino-foreign equity joint venture in the People's Republic of China (PRC). Most of the operations of MDL are through the Joint Venture, which did not commence substantive operations until the Spring of 1999. In July 2000, MDL acquired a 70% interest in Shangyi. Collectively, these entities are referred to as "Migration".

     Through June 30, 2001, Migration has been providing marketing and technical services for an Internet Service Provider (ISP) and value added services generally related to the installation of computer network systems (i.e., Local Area Networks LANs) in the PRC.

     Migration is also developing proprietary websites and has acquired a website (see Note 4) in which it markets services and products of other companies and receive subscriber and/or transactional fees for its services. Migration designs websites and provides hosting services to other companies.

     Principles of Consolidation - The consolidated financial statements include the accounts of MDL and its 90% and 70% ownership in the Joint Venture and in Shangyi respectively. All significant intercompany accounts and transactions have been eliminated on consolidation.

     Basis of Accounting - The amounts included in the financial statements are presented in Renminbi ("Rmb") which is Migration's functional currency, unless otherwise indicated as US dollars, because Migration's operations are primarily located in the PRC. For illustrative purposes, the consolidated balance sheet as of June 30, 2001 and consolidated statement of operations for the year then ended have been translated into US dollars at approximately 8.278 Rmb to the dollar, which was the exchange rate at June 30, 2001.

     Change of Year-End - In 2000, Migration changed its year-end for financial reporting purposes from July 31 to June 30. For regulatory purposes in the PRC, Migration is required to have a December 31 year-end. The June 30 year-end will simplify Migration's financial and regulatory reporting and conform to the year-end of COL China Online International Inc. ("COL International") (see Note 4).

     Concentration of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Migration's accounts receivable include a limited number of customers. Financial instruments that subject Migration to credit risk consist principally of accounts receivable. Migration generally does not require collateral from its customers. At June 30, 2001, accounts receivable totaled Rmb231,487 (US$27,964) and Migration has not provided an allowance for doubtful accounts. The management of Migration performs periodic credit evaluations on its customers' financial condition and believes that an allowance for doubtful accounts is not needed.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     As Migration's primary operations are in the PRC, Migration is exposed to certain foreign company risks not normally associated with entities operating solely in the United States. These risks include, among others, the political, economic and legal environments, and foreign currency exchange. Migration's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Migration's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social, and other conditions will not result in any adverse impact.

     Currently, most of Migration's operations are focused in Shanghai and Wuhan, PRC.

     Cash Equivalents - Migration considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Property, Office Space and Equipment - Property, office space and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally twenty years for property, three years for computer equipment and five years for office space and other equipment. Repairs and maintenance are charged to expense as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of equipment sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations. Depreciation expense charged to operations was Rmb1,174,087, Rmb3,936,964 and Rmb4,667,804 (US$563,881) for the year ended July 31, 1999, the eleven months ended June 30, 2000 and the year ended June 30, 2001, respectively.

     Software Development - Migration is engaged in the development of software in the design and development of its current websites. In accordance with Emerging Issues Task Force (EITF) 00-2, Accounting for Web Site Development Costs, Migration expenses all preliminary stage costs associated with its website development as research and development expense, capitalizes application development costs (excluding training and data conversion) and will expense all operating costs after preliminary and development stages are complete.

     Income Taxes - Migration accounts for income taxes under the liability method of Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense or benefit represents the change in the deferred tax asset/liability balance.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     Revenue Recognition - Migration recognizes revenue at the time the service is rendered or product is delivered and collection is reasonably assured, which generally approximates the time it is accepted by the customer. For website development and hosting, Migration follows EITF 00-3, Application of AICPA Statement of Position 97-2, Software Revenue Recognition, to Arrangements That include the Right to Use Software Stored on Another Entity's Hardware, whereby revenues will be recognized over the life of contract or the expected life of the customer relationship, whichever is longer.

     Revenues from computer network installation contracts are recognized on the percentage-of-completion method for individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Management estimates percentage of completion based on units installed to date to total units to be installed for each contract. Units generally are computer network "jacks". Changes in job performance, estimated profitability, and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents amounts billed in excess of revenues recognized.

     Contract costs relating to computer network installations include all direct materials, subcontracts, labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred.

     At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is accrued.

     Business services revenue includes fees for subscription-based hosting services and membership programs. Revenues are recognized in the period in which the service is performed.

     Transaction fee is generated from the sale of merchandise placed on the websites and is recognized when the service is rendered.

     Intangibles and Goodwill - Intangibles represent the amount paid for the rights to market certain internet provider services and the rights to use the name "COL China Online". This amount is being amortized, using the straight-line method, over its estimated useful life of five years. Amortization expense was Rmb166,667, Rmb1,833,337 and Rmb2,000,004 (US$241,605) for the year ended July 31, 1999, the eleven months ended June 30, 2000 and the year ended June 30, 2001, respectively. Impairment loss has been fully provided for in the net book value of Rmb5,999,992 (US$724,812) for the year ended June 30, 2001.

     Goodwill recognized in acquisitions accounted for as purchases is being amortized on a straight-line basis over a 5 year period. Amortization expense was Rmb212,652 (US$25,689) for the year ended June 30, 2001. Impairment loss had been fully provided for in the net book value of Rmb947,268 (US$114,432) for the year ended June 30, 2001.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     Impairment of Long-Lived Assets - Migration has adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     Inventories - Inventories are finished goods, which are stated at the lower of cost or market. Cost is determined by the use of weighted average cost method.

     Foreign Currency Transaction - Foreign currency transactions during the period are translated into Renminbi at approximately the market exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi at approximately the market exchange rates ruling at the balance sheet date. Differences arising from foreign currency translation are included in the net profit or loss for the period.

     Use of Estimates - The preparation of Migration's consolidated financial statements in conformity with generally accepted accounting principles requires Migration's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No.107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of Migration's financial instruments, which includes cash, accounts receivable and accounts payable, approximates their carrying value in the financial statements. The fair value of advances from Migration's major stockholder, which are without interest, cannot be estimated due to the relationship between the entities.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. At this time, the Company does not believe that the adoption of either of these statements will have a material effect on its financial position, results of operations, or cash flows.

     In June 2001, the FASB also approved for issuance SFAS No. 143 "Asset Retirement Obligations". SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

     In August 2001, the FASB also approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS No. 121. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board
     (APB) Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. At this time, the Company cannot estimate the effect of this statement on its financial position, results of operations, or cash flows.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   CONTINUED OPERATIONS
     --------------------

     The accompanying consolidated financial statements have been prepared assuming Migration will continue operating as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

     Migration's ability to continue as a going concern is dependent upon several factors, including, but not limited to, continued financial support by the major stockholder, Migration's raising additional capital, increasing revenue, and achieving and maintaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     Migration is aggressively working to increase revenues and develop its e-commerce related services, which it believes will ultimately lead to profitable operations and enable Migration to continue operations.

     Furthermore, Migration believes its major stockholder will continue to provide funding during the forthcoming year.


3.   EQUITY JOINT VENTURE
     --------------------

     In July 1998, MDL purchased a 90% interest in the Joint Venture established in the PRC by contributing Rmb9,000,000 to the Joint Venture. The Joint Venture will terminate in December 31, 2007 unless all directors of the Joint Venture consent to an extension and application is approved by relevant PRC authorities. The minority interest stockholder (Shenzhen Rayes Group Co., Limited) in the Joint Venture also contributed Rmb1,000,000 to the Joint Venture.

     The Joint Venture entered into various agreements with its minority stockholder whereby the Joint Venture provides marketing and value added services in the operation of the minority stockholder's internet business in Shanghai and Wuhan, PRC through July 2004, subject to renewal at terms to be agreed between the minority stockholder and MDL. MDL has the right of first refusal to purchase the minority stockholder's ownership interest in the ISP in Shanghai and Wuhan. Currently, however, foreign entities cannot own ISP operations in the PRC.

     One agreement stipulates that the Joint Venture will provide marketing and technical services to the minority stockholder ISP operations in Shanghai and Wuhan, PRC, and will share the related ISP revenues with the minority stockholder on a 50/50 basis. Joint Venture paid its minority stockholder Rmb3,000,000 for these rights.

     A second agreement grants the Joint Venture access to the "COL China Online" brand name and network to allow the Joint Venture to provide enhanced and value added services related to Internet. Under this agreement, the Joint Venture is not required to share revenues from these services with the minority stockholder. The Joint Venture paid the minority stockholder Rmb7,000,000 for these rights.

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     In addition, the Joint Venture entered into agreement with its minority stockholder, whereby the minority stockholder provides services to the Joint Venture at a monthly management charge of Rmb15,000 (US$1,812) through the term of the Joint Venture . Under another agreement, the Joint Venture bears telecommunication costs relating to ISP operations up to a stipulated capacity and the minority interest stockholder pays for the costs of transmission capacity in excess of this amount. Amounts received from/paid to the minority stockholder are as follows:


                                    FOR THE YEAR   FOR THE ELEVEN
                                       ENDED        MONTHS ENDED     FOR THE YEAR ENDED
                                   JULY 31, 1999    JUNE 30, 2000      JUNE 30, 2001
                                   -------------    -------------    ------------------
                                       (Rmb)            (Rmb)         (Rmb)      (US$)
                                                                           (Illustrative Only)
Received from:
Marketing and value added
  service fee income                   83,630          353,923       290,100     35,045
                                      =======          =======       =======    =======

Paid to:
Management fee expense                180,000          165,000       180,000     21,744
Telecommunication expense             276,634          499,834       579,724     70,032
                                      -------          -------       -------    -------

                                      456,634          664,834       759,724     91,776
                                      =======          =======       =======    =======


4.   ACQUISITIONS:
     -------------

     MDL has entered into an agreement to be acquired by COL International. COL
     International is an entity incorporated in Delaware, USA, with no substantive assets or operations. After the acquisition and a planned public offering by COL International, MDL stockholders will own approximately 80% of the combined entity and MDL's management will manage the combined entity. Therefore, for financial reporting purposes, MDL will be considered the acquiring entity. The continuing financial statements will be those of Migration from its inception with COL International being included from the date of acquisition. Legally, however, COL International will be the new parent company of Migration. All costs associated with the transactions are being expensed in operations. An advisor to MDL is a major stockholder of COL International.

     MDL entered into an agreement with certain independent third parties to acquire 70% equity interests of Shangyi, a company incorporated in the PRC.
     Shangyi and its predecessor entity have developed a website ("Construction
     Net") to facilitate the sale of construction materials in the PRC. This acquisition was completed on July 31, 2000. As of June 30, 2000, purchase deposit of Rmb1,020,000 (US$123,218) has been advanced to Shangyi, which is included in other assets. Shangyi's and its predecessor entity's revenues, operations and net losses prior to its acquisition by MDL were insignificant.

                                      F-12


MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.   ACCOUNTS RECEIVABLE:
     --------------------

     The following information summarizes accounts receivable at:

                                            June 30,
                                             2000            JUNE 30, 2001
                                            -------      --------------------
                                             (Rmb)        (Rmb)        (US$)
                                                                   (Illustrative
                                                                       Only)
     Contract receivables:
              Completed contracts           176,740      222,906       26,927
     Other trade receivables                   --          8,581        1,037
                                            -------      -------      -------

                                            176,740      231,487       27,964
                                            =======      =======      =======


6.   PROPERTY, OFFICE SPACE AND EQUIPMENT:
     -------------------------------------

     Property, office space and equipment consists of the following:


                                                 June 30,
                                                   2000               June 30, 2001
                                                -----------    --------------------------
                                                   (Rmb)          (Rmb)           (US$)
                                                                            (Illustrative Only)

     Properties                                   2,548,699      2,548,699        307,888
     Vehicles                                       308,000        308,000         37,207
     Computer equipment                           7,032,893      7,775,733        939,325
     Computer software                            6,243,600      6,731,615        813,193
     Office furniture                               257,046        290,898         35,141
     Other equipment                              1,756,970      1,937,781        234,088
                                                -----------    -----------    -----------

                                                 18,147,208     19,592,726      2,366,842
         Less :  Accumulated depreciation and
                      amortization               (5,077,837)    (9,745,641)    (1,177,294)
                                                -----------    -----------    -----------

                                                 13,069,371      9,847,085      1,189,548
                                                ===========    ===========    ===========


     All computer software was purchased from third parties.



                                      F-13


MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


7.   BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED
     CONTRACTS:
     -----------------------------------------------------------------

     Costs, estimated earnings and billings on uncompleted contracts are summarized as follows as of June 30, 2001:

                                                          June 30,
                                                            2000        June 30, 2001
                                                          --------   --------------------
                                                            (Rmb)      (Rmb)       (US$)
                                                                             (Illustrative Only)

     Cost incurred on uncompleted contracts                   --       44,686       5,398
     Estimated earnings                                       --       20,678       2,498
                                                          --------   --------    --------

                                                              --       65,364       7,896

     Billings to date                                         --     (151,629)    (18,317)
                                                          --------   --------    --------

     Billings in excess of costs and estimated earnings       --       86,265      10,421
                                                          ========   ========    ========


8.   MORTGAGE LOANS PAYABLE:
     -----------------------

     During fiscal 2000, the Joint Venture purchased a staff quarter in Wuhan, PRC for Rmb522,444 (US$63,112). In connection with this purchase, the Joint
     Venture entered into a mortgage agreement for Rmb300,000, which has an outstanding balance of Rmb285,000 and Rmb237,434 (US$28,683) as of June 30, 2000 and 2001, respectively. The Joint Venture is required to make a monthly payment for 5 years starting from 2001 with interest at an annual rate of 5.5%. This debt is guaranteed by the general manager of the Wuhan branch. Annual principal repayment obligation under this obligation is as follows:

                                                           June 30, 2001
                                                      -----------------------
                                                        (Rmb)         (US$)
                                                                   (Illustrative
                                                                       Only)

     2002                                                57,229         6,914
     2003                                                60,554         7,315
     2004                                                63,879         7,717
     2005                                                55,772         6,737
                                                      ---------      --------

                                                        237,434        28,683
                                                      =========      ========


                                      F-14


MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     The Joint Venture also purchased its offices in Wuhan, PRC for Rmb2,026,255
     (US$244,766) and has a related obligation for Rmb1,500,000 (US$181,200). In
     December 2000, the Joint Venture entered into a supplemental agreement with the seller of the property whereby a further down-payment of Rmb110,000 was paid in early January 2001 and the remaining balance of Rmb1,390,000 plus the accrued interest at the rate of 5.31% per annum are to be repaid by a monthly installment of Rmb26,428 for 5 years during the period from January
     2001 to December 2005. Therefore, as of June 30, 2000, the Rmb1,500,000 is reflected as a current liability, but as of June 30, 2001, this loan is classified as long-term based on the schedule below:


                                                        June 30, 2001
                                                  --------------------------
                                                    (Rmb)            (US$)
                                                                 (Illustrative
                                                                     Only)

     2002                                           256,042           30,930
     2003                                           269,974           32,613
     2004                                           284,664           34,388
     2005                                           300,152           36,259
     2006                                           156,146           18,863
                                                  ---------        ---------
                                                  1,266,978          153,053
                                                  =========        =========


9.   PAYABLE TO/(RECEIVED FROM) RELATED PARTIES:
     -------------------------------------------

                                               June 30,
                                                 2000              June 30, 2001
                                              ----------     -------------------------
                                                (Rmb)           (Rmb)          (US$)
                                                                         (Illustrative Only)

     COL International                           152,481        202,149         24,420
     Minority stockholder of Joint Venture       (83,273)      (351,627)       (42,477)
     Minority stockholder of Shangyi                --          214,660         25,931
     Majority stockholder of MDL              31,111,674     39,585,464      4,782,008


     All payables with related parties are without interest or collateral. The majority stockholder has entered into an agreement, whereby its advances will be repayable only from 20% of future net profits, if any. This advance is also convertible into common stock of COL International (see Note 4).


                                      F-15


MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


10.  COMMITMENTS AND CONTINGENCIES:
     ------------------------------

     Operating Leases - As of June 30, 2001, Migration has the following non-cancelable lease commitments for the year ending June 30:

                                                      June 30, 2001
                                              -----------------------------
                                                 (Rmb)             (US$)
                                                             (Illustrative Only)

     2002                                         376,188            45,444
     2003                                         235,788            28,484
     2004                                         235,788            28,484
     2005                                         235,788            28,484
     2006                                         235,788            28,484
     Thereafter                                   196,490            23,736
                                              -----------       -----------

                                                1,515,830           183,116
                                              ===========       ===========


     Rent expense charged to operations was Rmb209,990, Rmb567,445 and Rmb631,088 (US$76,237) for the year ended July 31, 1999, the eleven months ended June 30, 2000 and the year ended June 30, 2001, respectively.

     Management Fees - As discussed in Note 3, Migration has an arrangement for annual commitment of Rmb180,000 (US$21,744) to its minority stockholder.


11.  CAPITAL STOCK:
     --------------

     Migration has issued 50,000 shares for payment of Rmb413,850 (US$50,000).





                                      F-16


MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


12.  TAXES:
     ------

     MDL and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

     The Joint Venture and Shangyi, which were established in the PRC, are subject to the PRC income taxes at a rate of 33%. However, the Shenzhen headoffice of the Joint Venture is entitled to full exemption from income tax for one year starting from the first profit making year and 50% tax reduction in the subsequent two years. No provision for PRC income tax has been provided for in the financial statements as the Joint Venture and Shangyi in the PRC were operating at a loss for the periods presented.

     MDL operates in Hong Kong where the statutory tax rate is 16% on assessable income arising in Hong Kong. MDL is exempt from any BVI income taxes under BVI International Business Act for its operations being located only in Hong Kong.

     As of June 30, 2000 and 2001, Migration has a net operating loss (NOL) carryforward for tax reporting purposes in the PRC of approximately
     Rmb7,400,000 and Rmb17,400,000 (US$2,102,000) respectively. Under PRC taxation laws, NOL of each year can only be carried forward for a maximum of 5 years.

     Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes, which relates primarily to certain items not currently deductible for tax purposes until paid.

     Deferred tax assets resulting from these differences, consist of the following:

                                        Hong Kong                           PRC
                                        ---------                           ---
                                         June 30,                         June 30,
                                 -----------------------   --------------------------------------
                                    2000         2001         2000          2001          2001
                                    (Rmb)        (Rmb)        (Rmb)         (Rmb)         (US$)
                                                                                   (Illustrative only)

     Net operating loss
         carryforwards                 --           --      1,115,803     5,236,971       632,637
     Other                             --           --         99,044     2,590,871       312,983
                                 ----------   ----------   ----------    ----------    ----------

     Deferred tax assets               --           --      1,214,847     7,827,842       945,620

     Less: Valuation allowance         --           --     (1,214,847)   (7,827,842)     (945,620)
                                 ----------   ----------   ----------    ----------    ----------

                                       --           --           --           --             --
                                 ==========   ==========   ==========    ==========    ==========


     The valuation allowances on Migration's ability to utilize its net operating loss has reduced Migration's expected tax benefit in PRC from 16.5% (first profit making year) to 0%.

     In addition, the Joint Venture and Shangyi are subject to business taxes in the PRC and are required to pay 5% of revenues generated from marketing and value added services, computer software, and network development. Business taxes are netted against revenues.

                                      F-17

MIGRATION DEVELOPMENTS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


13.  MAJOR CUSTOMERS:
     ----------------

     The following customers totaled more than 10% of sales:

                                                             Year ended June 30
                                                             -------------------
                                                             2000           2001

     A                                                        39%            48%
     B (minority stockholder in the Joint Venture)            23%            25%
     C                                                         0%            16%
     D                                                        24%             0%
     E                                                        13%             0%


14.  SUBSEQUENT EVENTS:
     ------------------

     Effective September 24, 2001, 100% of Migration's common stock was acquired by COL International in a share for share exchange (see Note 4). The shareholders of Migration received a total of 40,200,000 COL International common stock in exchange for their shares in Migration. The merger will be accounted for as a reverse acquisition.

                     COL CHINA ONLINE INTERNATIONAL INC. AND
                         MIGRATION DEVELOPMENTS LIMITED


        PRO FORMA COMBINED, CONDENSED CONSOLIDATED FINANCIAL INFORMATION


                                  INTRODUCTION


The following unaudited pro forma combined, condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had COL China Online International Inc. ("COL International") and Migration Developments Limited ("Migration") been a combined entity during the specified periods. The pro forma combined, condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of COL International and the consolidated financial statements of Migration including the notes thereto, included elsewhere in this document or in prior filings with the Securities and Exchange Commission.

COL International and Migration entered into an exchange agreement which was completed on September 24, 2001, resulting in Migration's stockholders acquiring approximately 80% of the common stock of the combined entity. Therefore, for financial statement purposes, Migration is considered the acquiring company, and the transaction has been treated as a purchase by Migration of COL International. For legal purposes, however, COL International will remain the surviving entity. The net assets of COL International acquired in the exchange are recorded at their historical recorded value, which approximates their fair market value. Prior to the closure of the merger, COL International issued 1,655,000 shares of par value (US$0.001) for cash of US$82,750, which was used to pay costs associated with COL International's public offering.

The accompanying unaudited pro forma combined, condensed consolidated balance sheet combines the balance sheets of COL International and Migration as of June 30, 2001, as if the merger and the issuance of COL International shares were completed on that date.

The accompanying unaudited pro forma combined, condensed consolidated statement of operations combines the operations of each entity for the year ended June 30, 2001, as if the merger and the issuance of COL International shares were completed as of the beginning of the period presented.

Migration's principal operations are in the Peoples Republic of China (PRC). Its historical financial statements are presented in Renminbi (RMB), its functional currency. For pro forma presentation purposes, these amounts have been presented in US dollars based on the exchange rate at June 30, 2001 (8.278 RMB to one US dollar).



                         COL CHINA ONLINE INTERNATIONAL INC. AND MIGRATION DEVELOPMENTS LIMITED

                                PRO FORMA COMBINED, CONDENSED CONSOLIDATED BALANCE SHEET
                                                JUNE 30, 2001 (UNAUDITED)
                                                      (US DOLLARS)


                                                                               Pro Forma Adjustments
                                                                       --------------------------------------
                                                                           (A)          (B)           (C)
                                              COL                                                                Pro Forma
                                         International   Migration      Offering      Exchange    Elimination     Combined
                                         -------------   ----------    ----------    ----------   -----------    ----------
                 ASSETS
                 ------

CURRENT ASSETS:
    Cash                                       16,386       224,503          --            --            --         240,889
    Accounts receivable, with no
           allowance for doubtful
           accounts                              --          27,964          --            --            --          27,964
    Inventories                                  --           5,436          --            --            --           5,436
    Prepaid expense and other
           receivables                         24,420        22,322          --            --         (24,420)       22,322
    Due from minority stockholders               --          16,546          --            --            --          16,546
                                           ----------    ----------    ----------    ----------    ----------    ----------

           Total current assets                40,806       296,771          --            --         (24,420)      313,157

PROPERTY, OFFICE SPACE AND
      EQUIPMENT, net                             --       1,189,548          --            --            --       1,189,548

OTHER ASSETS                                   82,000          --         (82,000)         --            --            --
                                           ----------    ----------    ----------    ----------    ----------    ----------

TOTAL ASSETS                                  122,806     1,486,319       (82,000)         --         (24,420)    1,502,705
                                           ==========    ==========    ==========    ==========    ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

CURRENT LIABILITIES:
    Current portion of mortgage loans
           payable                               --          37,844          --            --            --          37,844
    Accounts payable and accrued
           expenses                           127,256       180,886       (73,467)         --            --         234,675
    Billings in excess of costs and
         estimated earnings on
         uncompleted contracts                   --          10,421          --            --            --          10,421
    Taxes payable                                --          21,224          --            --            --          21,224
    Payable - COL International                  --          24,420          --            --         (24,420)         --
                                           ----------    ----------    ----------    ----------    ----------    ----------

           Total current liabilities          127,256       274,795       (73,467)         --         (24,420)      304,164

NOTES PAYABLE:
    Majority Stockholder                      247,000     4,782,008          --            --            --       5,029,008
    Mortgage loans payable - net
           of current portion                    --         143,892          --            --            --         143,892
                                           ----------    ----------    ----------    ----------    ----------    ----------

           Total notes payable                247,000     4,925,900          --            --            --       5,172,900

MINORITY INTEREST IN SUBSIDIARIES                --            --            --            --            --            --

STOCKHOLDERS' DEFICIENCY:
    Common stock                                8,300        50,000         1,655        (9,800)         --          50,155
    Additional paid-in capital                140,790          --          (1,655)        9,800          --         148,935
    Accumulated deficit                      (400,540)   (3,764,376)       (8,533)         --            --      (4,173,449)
                                           ----------    ----------    ----------    ----------    ----------    ----------

           Total stockholders'
               deficiency                    (251,450)   (3,714,376)       (8,533)         --            --      (3,974,359)
                                           ----------    ----------    ----------    ----------    ----------    ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
   DEFICIENCY                                 122,806     1,486,319       (82,000)         --         (24,420)    1,502,705
                                           ==========    ==========    ==========    ==========    ==========    ==========


            See accompanying notes to these pro forma combined, condensed consolidated financial statements

                                                         F-20


                          COL CHINA ONLINE INTERNATIONAL INC. AND MIGRATION DEVELOPMENTS LIMITED

                            PRO FORMA COMBINED, CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE YEAR ENDED JUNE 30, 2001 (UNAUDITED)
                                                     (US DOLLARS)


                                                                              Pro Forma Adjustments
                                                                   -------------------------------------------
                                                                       (A)            (B)             (C)
                                         COL                                                                     Pro Forma
                                    International    Migration      Offering        Exchange       Elimination    Combined
                                    -------------   -----------    -----------    -------------    -----------   -----------

NET REVENUES:
    Computer network installations          --           94,781           --               --             --          94,781
    Transaction fee                         --            5,203           --               --             --           5,203
    Business services revenue               --              157           --               --             --             157
    Marketing fees, minority
       stockholder                          --           35,045           --               --             --          35,045
                                     -----------    -----------    -----------    -------------    -----------   -----------

         Total revenues                     --          135,186           --               --             --         135,186

COST OF SALES:
    Computer network installations          --           96,861           --               --             --          96,861
    Transaction costs                       --            3,600           --               --             --           3,600
    Business services costs                 --               65           --               --             --              65
    Communication costs                     --           70,032           --               --             --          70,032
                                     -----------    -----------    -----------    -------------    -----------   -----------

                                            --          170,558           --               --             --         170,558
                                     -----------    -----------    -----------    -------------    -----------   -----------

    Gross Margin                            --          (35,372)          --               --             --         (35,372)

OPERATING EXPENSES:
    Research and development                --             --             --               --             --            --
    Impairment                              --          839,244           --               --             --         839,244
    General and administrative            84,870        698,124           --               --             --         782,994
    Excess public offering costs         146,334           --            8,533             --             --         154,867
    Amortization and depreciation           --          831,175           --               --             --         831,175
                                     -----------    -----------    -----------    -------------    -----------   -----------

         Total operating expenses        231,204      2,368,543          8,533             --             --       2,608,280
                                     -----------    -----------    -----------    -------------    -----------   -----------

OPERATING LOSS                          (231,204)    (2,403,915)        (8,533)            --             --      (2,643,652)

    Other income                            --            1,757           --               --             --           1,757
                                     -----------    -----------    -----------    -------------    -----------   -----------

LOSS BEFORE MINORITY INTEREST           (231,204)    (2,402,158)        (8,533)            --             --      (2,641,895)

    Minority interest                       --           53,948           --               --             --          53,948
                                     -----------    -----------    -----------    -------------    -----------   -----------

NET LOSS                                (231,204)    (2,348,210)        (8,533)            --             --      (2,587,947)
                                     ===========    ===========    ===========    =============    ===========   ===========

NET LOSS PER SHARE:
    Basic and Diluted                      (0.01)         (0.28)        N/A                                            (0.05)
                                     ===========    ===========    ===========                                   ===========

WEIGHTED AVERAGE
     OUTSTANDING SHARES               40,200,000      8,300,000      1,655,000                                    50,155,000
                                     ===========    ===========    ===========                                   ===========


              See accompanying notes to these pro forma combined, condensed consolidated financial statements

                                                           F-21


     COL CHINA ONLINE INTERNATIONAL INC. AND MIGRATION DEVELOPMENTS LIMITED

    NOTES TO PRO FORMA COMBINED, CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


A. Reflects the issuance of 1,655,000 shares at US$0.05 per share in COL International's initial public offering.

B. Reclassification of equity to reflect the par value of shares issued in the exchange.

C.   Elimination of advances between the companies.







                                      F-22